UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2008

SONIC SOLUTIONS
(Exact name of registrant as specified in its charter)

California	23190	93-0925818
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Rowland Way, Suite 110 Novato, CA	94945
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(415) 893-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2008, Sonic Solutions (“Sonic”) reached an agreement with Union Bank of California, N.A. (“UBOC”) to enter into a fourth amendment (the “Fourth Amendment”) to its Loan and Security Agreement dated as of December 13, 2004 (as amended, the “Loan Agreement”).

The Fourth Amendment is expected to extend the maturity date of its revolving line of credit under the Loan Agreement from June 30, 2008 to September 26, 2008. Sonic also expects the Fourth Amendment to:

•
Reduce the amount of the revolving line of credit under the Loan Agreement from $30,000,000 to $20,000,000. Sonic has agreed to keep $20,000,000 on deposit with UBOC until all amounts under the Loan Agreement are repaid;

•
Eliminate the covenant currently contained in the Loan Agreement requiring minimum EBITDA, as defined in the Loan Agreement, of at least $5,000,000 (the “EBITDA Covenant”) and replace it with a covenant that requires fiscal quarter operating losses not to exceed $8,000,000, or $5,000,000 on an after tax basis;

•	Evidence the waiver by UBOC of compliance with EBITDA Covenant for the quarter ended June 30, 2008; and
•	Evidence consent to Sonic’s previously announced and completed acquisition of Simple Star, Inc.

Sonic expects all other terms and conditions under the Loan Agreement to remain unchanged.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On June 27, 2008, Sonic initiated a restructuring plan to reorganize its operations, optimize its engineering and development efforts, and reduce its workforce by the end of this calendar year (the “Reorganization”). Additional initiatives include establishing certain operations closer in location to the Company’s global customers and reducing Sonic’s overhead costs. To meet these goals, Sonic expects to incur severance-related costs and other one-time restructuring charges of approximately $2,000,000 in connection with the Reorganization. As a result of these actions, Sonic expects to reduce annual operating expenses by approximately $6,000,000, excluding share-based compensation expense.

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements in this Current Report on Form 8-K, other than statements that are purely historical in nature, are forward-looking statements. Sonic based these forward-looking statements on its current expectations and projections about future events. Sonic’s actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “estimate,” “project,” “will,” “may” and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements include, but are not necessarily limited to, those relating to:

•	Sonic’s expectation of executing the Fourth Amendment and the terms it will contain;
•	Sonic’s expectations regarding the severance-related costs and restructuring charges associated with the Reorganization; and
•	Sonic’s expectations regarding the amount of the anticipated reductions in operating expenses associated with the Reorganization.

Factors that could cause actual results or conditions to differ from those anticipated by these and other forward-looking statements include an inability to reach agreement with UBOC over the terms of the Fourth Amendment, increased severance related costs and/or restructuring charges associated with the Reorganization, lower than expected savings in operating expenses resulting from the Reorganization, and those more fully described in Sonic’s Annual Report on Form 10-K filed for the fiscal year ended March 31, 2008 (the “2008 Annual Report”) under the caption “Risk Factors” and elsewhere in the 2008 Annual Report as well as in other filings made by Sonic with the Securities and Exchange Commission. The forward-looking statements disclosed in this Current Report on Form 8-K are made as of July 3, 2008, based on information available to Sonic as of that date. Except as required by law, Sonic does not assume any obligation to update or revise these forward-looking statements to reflect new events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC SOLUTIONS

By:	/s/ David C. Habiger
Name: David C. Habiger
Title: President and Chief Executive Officer

Date: July 3, 2008